Exhibit 1.1


                         ARTICLES OF INCORPORATION OF
              INTERSHOP COMMUNICATIONS AKTIENGESELLSCHAFT, HAMBURG
                                  (AS AMENDED)



               IN THE VERSION VALID AFTER ADOPTION OF THE
               CHANGES AGREED BY THE GENERAL SHAREHOLDER
               MEETING ON THE 13TH OF JUNE, 2001.


               NOTE: UNOFFICIAL, LEGALLY NON-BINDING
               TRANSLATION



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                            ARTICLES OF INCORPORATION


                                       OF

                   INTERSHOP COMMUNICATIONS AKTIENGESELLSCHAFT




                              I. GENERAL PROVISIONS


                                   PARAGRAPH 1
             COMPANY, DURATION, REGISTERED OFFICE AND BUSINESS YEAR


 1.        The company shall run the firm


                        INTERSHOP COMMUNICATIONS AKTIENGESELLSCHAFT.


 2.        The company shall have its registered office in Hamburg.


 3.        The duration of the company shall not be limited to a defined period.


 4. The business year shall be the calendar year. The first business is a short business year and shall end on 31st December 1998.



                        PARAGRAPH 2 OBJECT OF THE COMPANY


The object of the company shall be the development, production and distribution of hardware and software products in the field of computers, as well as the management of its own assets and the acquisition, management and sale of participating interests in other companies and business enterprises with an identical or similar object, as well as all associated services and business connected commercially thereto.









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                        PARAGRAPH 3 PUBLIC ANNOUNCEMENTS


Public announcements of the company shall be made exclusively in the Federal Official Gazette.



                          II. CAPITAL STOCK AND SHARES


                                   PARAGRAPH 4
                     LEVEL AND DIVISION OF THE CAPITAL STOCK


 1. The capital stock of the company shall be euro 88,003,016.00 (in words: euro eighty-eight million three thousand and sixteen) and shall be divided into 88,003,016 (in words euro eighty-eight million three thousand and sixteen) ordinary share certificates.


 2. The capital stock of the company has been increased by a contingent capital increase in accordance with Paragraph 192 Section 2 No. 3 AktG (German Stock Corporation Law) by up to euro 8,165,000.00 through the issue of up to 7,500,000 new bearer share certificates to the employees of the company or an affiliated company and up to 665,000 new bearer share certificates to the members of the management of the company or an affiliated company (contingent capital I). The contingent capital increase shall be used to grant subscription rights to the above-mentioned persons. The preemptive shares shall in each case be issued at an amount which corresponds to the amount for the price determined on average on the Frankfurt Stock Exchange on the last ten bank opening days before the date on which the subscription rights are granted for voting shares in the company that participate fully in the distribution of a profit and the company assets, plus twenty per cent (subscription price, performance target). The supervisory board shall have the right to define further performance targets in general and in individual cases. The subscription rights may be exercised at the earliest two and at the latest five years after they have been granted (waiting period, exercise period). The contingent capital increase shall only be carried out insofar as subscription rights are exercised. The preemptive shares shall participate in the profit as from the start of the business year for which the general meeting of shareholders has not adopted a resolution on the appropriation of profits at the time of the issue of the respective preemptive shares. The supervisory board shall be authorised

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           to determine the further details of the granting of subscription rights to members of the management of the company or of an affiliated company. The board of management shall be authorised to determine the further details of the granting of subscription rights to employees of the company or of an affiliated company.


 3. The capital stock of the company has been increased by a contingent capital increase by up to euro 885.000 through the issue of up to
           885.000 new bearer share certificates (contingent capital II). The contingent capital increase shall be used to grant a conversion right for all holders of option rights known by name to the company of the business enterprise INTERSHOP Communications, Inc., acquired by the company for conversion at the ratio of five (5) option rights for the acquisition of one share in INTERSHOP Communications, Inc., into one
           (1) option right for the acquisition of fifteen (15) shares in the company and subsequently to grant exchange privileges to the persons entitled to these warrants which have been created by the conversion and whose issue was adopted by the general meeting of shareholders on 23rd June 1998. The contingent capital increase shall be definitive insofar as the entitled persons make use of their option right. The shares resulting from the exercised option right shall participate in the profit from the start of the business year in which they arise as a result of the option right being exercised.


 4. The capital stock of the company has been increased by a contingent capital increase by up to euro 13.644.500,00 through the issue of up to 13,644,500 new bearer share certificates (contingent capital III). The contingent capital increase shall be used to grant a conversion right for Mr. Stephan Schambach and Mr. John Burgess Jamieson, who have contributed their shares in INTERSHOP Communications, Inc. to the company subject to a suspensive condition within the framework of the contribution and post-formation agreement approved by the general meeting of shareholders on 23rd June 1998. Mr. Stephan Schambach shall accordingly contribute 4,166,665 and Mr. J. Burgess Jamieson 381,500 shares in the company, which corresponds to a ratio of in each case 5 (five) shares in INTERSHOP Communications, Inc., to in each case 15 (fifteen) shares in the company. The contingent capital increase shall be definitive insofar as the entitled persons make use of their option right. The shares resulting from the conversion shall participate in the profit from the start of the business year in which they arise as a part of the conversion.







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 5.        The board of management shall be authorised for the period of five years after entry of this authorisation in the commercial register and with the consent of the supervisory board to increase the capital stock of the company once or several times by up to a total of euro 34.737.365,00 through the issue of up to 34.737.365 new bearer share certificates in exchange for cash contributions and/or contributions in kind (approved capital I). The board of management with the consent of the supervisory board shall decide on the further contents of the respective share rights and the other conditions of the share issue. The board of management shall also be authorised to exclude the subscription right of the shareholders with the consent of the supervisory board, with said exclusion being permissible in particular if the capital increase is carried out in exchange for cash contributions, does not exceed ten per cent of the capital stock and the issue amount does not fall significantly below the stock market price.


 6. The board of management shall be authorised for the period of five years after entry of this authorisation in the commercial register and with the consent of the supervisory board to increase the capital stock of the company once or several times by up to a total of euro 8,753,094 through the issue of up to 8,753,094 new bearer share certificates in exchange for cash contributions (approved capital
           II). The subscription right of the shareholders shall be excluded. The new shares may only be assumed by a third party with the obligation


           - to offer the shares to the company for purchase at the issue amount plus a fee to be determined by the board of management with the consent of the supervisory board according to its best judgement and


           - if the company does not take up the purchase offer, to place the shares on the market at an issuing price to be determined by the board of management with the consent of the supervisory board according to its best judgement and to pay to the company the proceeds above and beyond the issue amount minus a payment to be determined by the board of management with the consent of the supervisory board according to its best judgement.


           The management decides on the further content of the respective subscription rights and the other conditions of the issue of shares with the consent of the supervisory board.


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                                  PARAGRAPH 4 A


Pursuant to Section 192 Para. 2 No. 1 AktG the corporation stock capital is increased by up to (euro) 21.44.703 by the issuance of up to 21.449.703 new no-par bearer shares (conditional capital IV). The conditional capital increase serves the granting of conversion rights and/or the creation of an obligation of conversion and/or subscription rights for the holders of convertible bonds issued in accordance with the terms of the shareholders' resolution adopted on June 13, 2001 until may 31, 2006. The shares shall be issued at the conversion price or subscription price determined with respect to the shareholders' resolution adopted on June 13, 2001. The increase in conditional capital will only be carried out insofar as the conversion rights or subscription rights are exercised or the obligations of conversion are fulfilled by these holders of the convertible bonds.


The new shares are to participate in profits from the beginning of the fiscal year, in which they are created due to the exercise of conversion rights or subscription rights or the fulfilment of conversion obligations.



                               PARAGRAPH 5 SHARES


 1.        The shares shall be bearer shares.


 2.        The shares shall take the form of shares of non-par value.


 3. If, in the case of the capital increase, the resolution on the increase does not define if the new shares are to be bearer shares or registered shares, they shall likewise be bearer shares.


 4. The entitlement to a share in profits for new shares may be defined as deviating from Paragraph 60 Section 2 Clause 3 AktG (German Stock Corporation Law) in a capital increase resolution.


 5. The form of the share certificates and the profit participation certificates and renewal coupons shall be defined by the board of management with the consent of the supervisory board. Uniform certificates may be made out for several shares. The entitlement of the shareholder to evidencing of his ownership of his share shall be excluded.

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                                      III.


                               BOARD OF MANAGEMENT


                                   PARAGRAPH 6
                     COMPOSITION AND CONDUCTING OF BUSINESS


 1. The board of management of the company shall consist of one or more persons. The number of members of the board of management shall be determined by the supervisory board. The supervisory board shall have the right to nominate a chairman of the board of management and a deputy chairman of the board of management. Even if the capital stock is more than DM 3 million, the supervisory board shall have the right to determine that the board of management is to consist of just one person. Deputy members of the board of management may also be appointed; these shall have the same rights as ordinary members of the board of management in regard to representation of the company externally towards third parties.


 2. The members of the board of management shall be appointed by the supervisory board for a maximum of 5 (five) years.


 3. The board of management shall conduct the business of the company in accordance with the law, the articles of incorporation and the rules of internal procedure. In particular, the board of management shall observe the principles of the company's distribution-of-business plan.


 4. The board of management shall have the right to obtain a decision from the general meeting of shareholders in all matters relating to the conduct of business. It shall be obliged to do so in the case of Paragraph 111 Section 4 Clause 3 AktG (German Stock Corporation Law) and in the event of serious encroachments on the rights of the shareholders.












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                                   PARAGRAPH 7
             RULES OF INTERNAL PROCEDURE AND ADOPTION OF RESOLUTIONS


 1. The resolutions of the board of management shall be adopted with a simple majority. A motion shall be regarded as having been rejected in the event of a tied vote.


 2. The board of management shall have the right to give itself rules of internal procedure, unless the supervisory board passes rules of internal procedure for the board of management. The rules of internal procedure shall require once-only adoption by the members of the board of management and the consent of the supervisory board.


 3. The supervisory board shall have the right to define in the rules of internal procedure or decide in individual cases that specific business transactions of the board of management shall require the consent of the supervisory board regarding the inside relation.



                           PARAGRAPH 8 REPRESENTATION


 1. If only one member of the board of management has been appointed, said person shall solely represent the company. If several members of the board of management have been appointed, the company shall be represented by two members of the board of management jointly or by one member of the board of management in conjunction with a holder of general commercial power of attorney. The supervisory board shall have the right to issue the power of sole representation to one or more members of the board of management.


 2. The supervisory board shall have the right by adoption of a resolution to grant one or more members of the board of management, in general or for individual cases, the authorisation to represent the company without restriction as the representative of a third party in the conducting of legal transactions.










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                                       IV.


                                SUPERVISORY BOARD



                                   PARAGRAPH 9
                         COMPOSITION AND TERM OF OFFICE


 1. The supervisory board shall consist of six members. Members of the supervisory board may also be shareholders or representatives or the like of shareholders. In addition, the supervisory board shall have the right to enlist the assistance of third parties at meetings of the supervisory board within the framework of Paragraph 109 AktG (German Stock Corporation Law).


 2. Unless the general meeting of shareholders decides in the election that individual members to be elected by it or the entire supervisory board are to serve for a shorter period of time, the members of the supervisory board shall be appointed until the end of the ordinary general meeting of shareholders which decides on whether to give discharge for the fourth business year after the commencement of the term of office. The year in which the term of office commences shall not be included in this.


 3. Substitute members may be elected for supervisory board members of the shareholders and shall replace supervisory board members of the shareholders retiring from office prematurely in an order defined in the election.


 4. If a substitute member replaces the member retiring from office, his tenure of office shall expire with the end of the general meeting of shareholders in which an election to fill the vacancy in accordance with Section 5 is held, but at the latest with the expiration of the term of office of the member of the supervisory board who has retired from office.


 5. Elections to change members shall apply to the remaining term of office of the member who has retired from office.







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 6.        Each member and the substitute members of the supervisory board shall have the right to lay down their office at any time by means of a written declaration to be issued to the chairman of the supervisory board or to the board of management with a period of notice of one month per the end of a month.


 7. The members of the supervisory board shall have the right to authorise third parties to discharge their responsibilities in writing within the framework of Paragraph 109 Section 3 AktG (German Stock Corporation Law) if they are hindered. Such authori-sation shall be reported to the chairman of the supervisory board in each case before the meeting of the supervisory board in question.



                                  PARAGRAPH 10
               DECLARATIONS OF INTENTION OF THE SUPERVISORY BOARD


 1. Declarations of intention of the supervisory board and its committees shall be issued in the name of the supervisory board by the chairman or, if he is hindered, by his deputy.


 2. The permanent representative of the supervisory board vis-a-vis third parties, in particular vis-a-vis courts of law and public authorities, and vis-a-vis the board of management shall be the chairman or, if he is hindered, his deputy.



                        PARAGRAPH 11 CHAIRMAN AND DEPUTY


 1. Following the general meeting of shareholders in which the members of the supervisory board to be elected by the shareholders have been newly elected, a meeting of the supervisory board shall be held for which no written invitation is required. At this meeting, the supervisory board shall elect a chairman and a deputy from its numbers for the term of its office.


 2. If the chairman or his deputy retire prematurely from office, the supervisory board shall immediately convene a re-election for the remaining term of office of the person who has retired.


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                                  PARAGRAPH 12
                      CONVENING AND ADOPTION OF RESOLUTIONS


 1. The supervisory board shall have the right to give itself its own rules of internal procedure. The following provisions shall apply to its convening, the presence of a quorum and the adoption of resolutions; supplementary provisions to these may be defined in the rules of internal procedure.


 2. The meetings of the supervisory board shall be convened in writing by the chairman of the supervisory board with a period of notice of two weeks. The rules of internal procedure of the supervisory board may also allow a convening of the assembly of the supervisory board by facsimile or e-mail. The day on which the invitation is sent and the day on which the meeting is held shall not be included in calculating the period of notice. In urgent cases, the chairman shall have the right to reduce the period of notice and convene the meeting orally or by telephone.


 3. The rules of internal procedure of the supervisory board may provid efor casting votes in written form or by telephone or a similar form, notably in connection with video conferences. All resolutions adopted shall be subsequently confirmed in writing and be sent to all members of the supervisory board.


 4. The meetings of the supervisory board shall be chaired by the chairman of the supervisory board or, if he is hindered, by his deputy. The board of management may take part in the meetings of the supervisory board in an advisory capacity.


 5. The supervisory board shall constitute a quorum if an invitation has been properly issued to all members of the supervisory board under the mailing address or - if allowed by the rules of internal procedure of the supervisory board - fax number or e-mail-address, in urgent cases also orally or by telephone, and at least half of the members of the supervisory board, but at least three members, participate in adopting resolutions.
 6. To be adopted, resolutions shall require the majority of the votes cast, unless the law or articles of incorporation prescribe otherwise. If the vote is tied, the vote of the chairman shall decide or, if the chairman does not participate in adoption of the resolution, the vote of his deputy. The above provisions shall apply mutatis mutandis in the event of a vote in accordance with Section 3.


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 7.        Minutes shall be created on the meetings of the supervisory board and shall be signed by the chairman of the meeting. The minutes relating to resolutions adopted in writing, by telephone, by e-mail or by fax shall be signed by the chairman of the supervisory board.



                                  PARAGRAPH 13
                      REMUNERATION OF THE SUPERVISORY BOARD


 1. In addition to reimbursement of his expenses, each member of the supervisory board shall receive a fixed remuneration of EURO 15,000 payable after the expiration of the business year. The chairman shall receive double and his deputy one-and-a-half times the amount to be specified for the other members of the supervisory board.


 2. In addition, the value-added tax invoiced by a member of the supervisory board or stated in a credit note replacing the invoice shall be reimbursed at the applicable statutory level.



                       PARAGRAPH 14 OBLIGATION OF SECRECY


 1. The members of the supervisory board shall maintain secrecy on confidential information and secrets of the company, namely company or business secrets, which come to their knowledge as a result of their activity. Persons attending meetings of the supervisory board who are not members of the supervisory board shall be expressly obligated to maintain secrecy.


 2. If a member of the supervisory board intends to communicate information to third parties, he shall notify the supervisory board and the board of management of this beforehand, revealing the persons who are to be given the information. The supervisory board and the board of management shall be given the opportunity to state whether communication of the information is consistent with Section 1 before the information is communicated. Said statement shall be issued by the chairman of the supervisory board and the chairman of the board of management.



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 3.        The members of the supervisory board shall also be bound to the obligation of secrecy stipulated in the above sections after they retire from office.



                                       V.


                       THE GENERAL MEETING OF SHAREHOLDERS



                             PARAGRAPH 15 CONVENING


 1. The general meeting of shareholders shall be convened by the board of management or in cases prescribed by law by the supervisory board. The general meeting of shareholders shall be held at the registered office of the company, at a location within a radius of 50 km of the registered office of the company or in a city in the Federal Republic of Germany in which a German stock exchange is based; if difficulties should be encountered in holding the general meeting of shareholders at said locations, it may be convened by the board of management or the supervisory board at another location; the location of the general meeting of shareholders must be specified in the invitation.


 2. The general meeting of shareholders shall be convened by a single announcement in the Federal Official Gazette containing the details required by law in such a way that a period of one month lies between the day of publication and the last day of deposit, with both days not being included in calculation of this period unless a shorter period is possible by law.



                                  PARAGRAPH 16
           RIGHT TO PARTICIPATE IN THE GENERAL MEETING OF SHAREHOLDERS


 1. Those shareholders who deposit their shares with the company or the agencies to be otherwise named in the convening of the meeting or with a securities clearing and deposit bank or with a notary public during normal business hours and leave them there until the general meeting of shareholders has ended shall have the right to participate in the general meeting of shareholders. The shares shall be deposited in such

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           a way that four working days (not including Saturdays) remain free between the day of deposit and the day of the general meeting of shareholders. The shares shall also have been properly deposited if shares are held blocked for them at other banks with the consent of a depositing agent until the general meeting of shareholders ends. If the shares are deposited with a notary public, confirmation by the notary public of the deposit shall be submitted to the company in the original or an authenticated copy at the latest one day after expiration of the deposit deadline. Details of the deposit of shares and the issue of the voting cards shall be announced in the invitation.


 2. One vote shall be granted to each share certificate. No voting right shall be granted to non-voting preference shares, subject to compulsory statutory provisions.


 3. The right to vote can be exercised by proxy. The agent can also be appointed by the company. The proxy can be granted in written, by facsimile or by e-mail.


           The details for granting the proxy shall be announced together with the convocation of the shareholders' meeting.



                      PARAGRAPH 17 CHAIRING OF THE MEETING


 1. The chairman of the supervisory board shall be appointed to chair the general meeting of shareholders. He shall be in charge of the meeting. If he is hindered, he shall appoint another member of the supervisory board to discharge this responsibility. If the chairman is hindered and he has not appointed a deputy, a member of the supervisory board elected by the representatives of the shareholders on the supervisory board shall chair the general meeting of shareholders.


 2. The chairman of the meeting shall have the right to specify a sequence of the subjects to be discussed differing from the announcement in the agenda. He shall also determine the nature and form of voting.



                                  PARAGRAPH 18
                      ADOPTION OF RESOLUTIONS AND ELECTIONS


 1. Resolutions of the general meeting of shareholders shall be adopted with a simple majority of the votes cast, unless otherwise stipulated by statutory provisions. If the

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           law also prescribes a majority of the capital represented in the adoption of resolutions for a resolution to be adopted, the simple majority of the represented capital shall be sufficient, where this is legally permissible.


 2. A motion shall be regarded as having been rejected in the event of a tied vote, with the exception of in elections.


 3. If the simple majority of votes is not obtained in the first ballot in elections, a run-off shall be held between the persons who have received the highest number of votes. If the vote is tied in the second ballot, a decision shall be taken by drawing lots.



                                  PARAGRAPH 19
                 MINUTES OF THE GENERAL MEETING OF SHAREHOLDERS


 1. Minutes on the proceedings at the general meeting of shareholders shall be recorded notarially and signed by the notary public and the chairman.


 2. The minutes, with which a list of present or represented shareholders and representatives of shareholders to be signed by the chairman of the general meeting of shareholders must be enclosed, shall have full probative value for the shareholders amongst themselves and in relation to their representation.


 3. It shall not be necessary to enclose the powers of attorney with the minutes.



                                  PARAGRAPH 20
                    ORDINARY GENERAL MEETING OF SHAREHOLDERS


 1. The ordinary general meeting of shareholders shall be held within the first 8 (eight) months of each business year.


 2. It shall decide in particular on the discharge of the board of management and the supervisory board, the appointment of members to the supervisory board, the appropriation of the net profit for the year and, in cases prescribed by law, approval of the year-end financial statements.


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                                       VI.


             YEAR-END FINANCIAL STATEMENTS, APPROPRIATION OF PROFITS



                                  PARAGRAPH 21
                  ANNUAL REPORT, YEAR-END FINANCIAL STATEMENTS


The board of management shall prepare the annual report and the year-end financial statements for the past business year in the first 3 (three) months of each business year and submit them to the supervisory board with the proposal for the resolution to be adopted by the general meeting of shareholders relating to appropriation of the net profit for the year. The supervisory board shall examine the year-end financial statements, the annual report and the proposal for appropriation of the net profit for the year.



                                  PARAGRAPH 22
                  APPROPRIATION OF THE NET PROFIT FOR THE YEAR


 1. The net profit for the year reported by the year-end financial statements after depreciation, valuation adjustments, provisions and reserves shall be distributed amongst the shareholders, unless the general meeting of shareholders decides on another form of appropriation.


 2. If the general meeting of shareholders approves the year-end financial statements, up to half of the profit for the year can be transferred to the revenue reserve.


 3. If the board of management and supervisory board approve the year-end financial statements, a larger or smaller portion than half of the profit for the year can be transferred to the revenue reserve.



                                  PARAGRAPH 23
                         TRANSACTIONS WITH SHAREHOLDERS


 1. The organs of the company shall be prohibited from granting a shareholder or a person associated with a shareholder undue advantages of any nature by contract or by unilateral actions or tacitly permit the granting of such advantages. In all legal trans


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           actions, activities and measures between the company on the one hand and the shareholders or individual shareholders or persons associated with them on the other, transactions shall be conducted on the basis of fiscal principles relating to the appropriateness of performance and counter-performance.


 2. In the case of contravention of the above, the company shall be entitled to claim from the beneficiary restitution of the advantage or ad valorem reimbursement at the option of the company from the time of granting of the undue advantage. The beneficiary shall be regarded as that person to whom the advantage can be ascribed for tax purposes, without regard to whether the ultimate person benefiting from said advantage is a third party and how the beneficiary conducts a dispute with said third party. If there should be no entitlement to claim against the beneficiary for legal reasons, the claim shall be directed against the shareholder with whom the beneficiary is associated. The debtor shall pay reasonable interest on the amount corresponding to the value of the claim for the time between the granting of the advantage and its reimbursement.


           However, if the granting of the advantage complies with the will of all shareholders and/or if it can only be qualified as a hidden profit distribution for tax purposes, the beneficiary shall reimburse the company with the value of the additional tax advantage obtained as a result of the undue advantage being granted. Clauses 2 and 3 of the present Section 2 shall apply mutatis mutandis.


 3. The company shall capitalise its claim for restitution in its commercial balance sheet - if necessary by subsequent correction of the balance sheet - and appropriate a commercial balance sheet profit resulting in this way on the basis of a new resolution which is adopted by the general meeting of shareholders and which complies with the provisions of the German Stock Corporation Law.
















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                                      VII.


                                FINAL PROVISIONS



                            PARAGRAPH 24 DISSOLUTION


A resolution to dissolve the company shall require a majority of four-fifths of the votes cast and a majority of three-quarters of the represented capital stock.



                              PARAGRAPH 25 SECRECY


The shareholders shall maintain secrecy on confidential information and secrets of the company, namely company or business secrets, which come to their knowledge as a result of their activity.



                       PARAGRAPH 26 WRITTEN FORM, RECEIPT


Where a period of time or deadline starts with the receipt of a written document under the present articles of incorporation, the written document shall be regarded as having been received on the third day after it has been posted.



                        PARAGRAPH 27 COSTS OF FOUNDATION


The costs of foundation shall be borne by the company. The costs of foundation are around DM 8,000.







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                                  PARAGRAPH 28
                    CHANGES TO THE ARTICLES OF INCORPORATION


The supervisory board shall have the right to decide on changes to the articles of incorporation which relate only to their wording, in particular including changes to the details of the capital stock in accordance with the respective scope of capital increases from contingent and approved capital and to capital reductions as a result of the redemption of shares.









                                       Articles of Incorporation - June 13, 2001
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